EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Trustees
First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement (No. 33-22837) on Form S-8 of First Financial Holdings, Inc., dated June 27, 1988, as amended, of our report dated June 23, 2011 on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the years ended December 31, 2010 and 2009 included in the Annual Report (Form 11-K) for the years ended December 31, 2010 and 2009.

/s/Elliott Davis, LLC
Charleston, South Carolina
June 23, 2011